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                                                                    Exhibit 21.1


                    SUBSIDIARIES OF CARDIOGENESIS CORPORATION
                               AS OF MARCH 8, 2004


ORGANIZATION                             JURISDICTION
------------                             ------------
CGCP Corp.                               Delaware, U.S.A.
Compleat Corporation                     California, U.S.A.
Eclipse Surgical Technologies B.V.       Netherlands